EXHIBIT 10.6

AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO THE EXECUTIVE EMPLOYMENT AGREEMENT between GEE Group Inc., an Illinois corporation, whose principal place of business is 7751 Belfort Parkway Suite 150 Jacksonville, Florida 32256 (the "Company" or "Employer") and Kim Thorpe, an individual whose address is in Jacksonville Beach, Florida (the "Executive") is made and effective as of August 12, 2020 (the "Effective Date").

RECITALS

A. The Employer is an Illinois corporation and is principally engaged in the business of staffing and permanent placement, and related personnel activities, including benefit and insurance programs (the "Business").

B. The Employer recognizes that the Executive's talents and abilities are unique and have been integral to the success of the Employer and thus wishes to secure the ongoing services of the Executive on the terms and conditions set forth herein.

C. The Employer desires to continue to employ the Executive and the Executive desires to continue to be employed by the Employer.

D. The parties agree that a covenant not to compete is essential to the growth and stability of the Business of the Employer.

E. Executive previously entered into an Executive Employment Agreement with Employer, dated February 13, 2019.  This Amendment is hereby made to such Executive Employment Agreement by mutual consent of the Company and Executive.

NOW, THEREFORE, in consideration of the mutual promises and agreements and covenants, and subject to the terms and conditions contained in this Amendment, the Employer and Executive, intending to be legally bound, hereby agree to amend and supersede in its entirety, section 4.a., as follows:

4. Compensation. During the Employment Period, which is in the Term of this Agreement, Executive shall receive the following compensation:

a. Base Salary. A base annual salary of $250,000, payable in accordance with the Employer's standard practice for other senior executives. Executive's base salary shall be subject to annual review by the Chief Executive Officer for discretionary periodic increases in accordance with the Employer's compensation policies. References to "Base Salary" in this Agreement shall be to the base salary set forth in this Paragraph 4.a and shall include any increases to such base salary made hereby.

In all other respects, the Executive Employment Agreement, dated February 13, 2019, between the Executive and the Company as Employer remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

EXECUTIVE:		Witness:

By:
	Kim Thorpe	Print Name:
Its:	Senior Vice President and
Chief Financial Officer

EMPLOYER:		Witness:

By:		Print Name:
Derek Dewan
Its:	Chief Executive Officer